Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Investors:	Ross Roadman (615) 564-8104	Media:	Julie Davis (615) 564-8225
	rroadman@brookdale.com		jkdavis@brookdale.com

Brookdale Announces First Quarter 2015 Results

Nashville, Tenn.  May 7, 2015 – Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") today reported financial and operating results for the first quarter of 2015. Highlights included:

•
Cash From Facility Operations ("CFFO") of $0.63 per share for the first quarter of 2015, up from $0.53 per share in the fourth quarter of 2014, excluding integration, transaction-related and electronic medical records ("EMR") roll-out costs in both periods.

•	Adjusted EBITDA of $230.7 million in the first quarter of 2015, an 8.4% increase from the last quarter of 2014, excluding integration, transaction-related and EMR roll-out costs in both periods.
•	Same Community Facility Operating Income increase of 1.8%, resulting from 3.3% average monthly revenue per unit growth and operating expense growth of 1.4% compared with the first quarter of 2014.
•	Average occupancy for all consolidated communities in the first quarter of 2015 of 87.4%, a decline of 90 basis points from the fourth quarter of 2014.

Andy Smith, Brookdale's CEO, said, "The sequential-quarter improvements in CFFO per share, Adjusted EBITDA and operating margins evidence forward progress in the financial performance of our post-merger company. Although consolidated occupancy declined from the fourth quarter of 2014, our sales process was stabilized, and we produced more move-ins than in the preceding three months, despite difficult weather in certain of our markets and 1,200 days of flu-related community closures. The challenging flu season also led to higher than normal move-outs.  We were pleased to see improving revenue per unit growth in the Emeritus portfolio and we began to see expected acquisition synergies, particularly in operating expenses. We are well underway with the fourth and final wave of systems and process conversions, which will enhance our ability to manage our business by bringing Emeritus fully on the Brookdale infrastructure and technology platform.  We remain fully confident in the long-term economic success of the merger with Emeritus and the value it will create for shareholders."

Financial Results
The first quarter of 2015 represents the second full quarter of results that include the operations of Emeritus, which the Company acquired on July 31, 2014, as well as the impact from the transactions with HCP, Inc., which closed on August 29, 2014. Results from the fourth quarter of 2014 and first quarter of 2015 reflect the impact of those transactions, and results from the first quarter of 2014 reflect legacy Brookdale on a stand-alone basis (except for our Same Community results, which include results for the Emeritus Same Community group on a proforma basis).
Total revenue of $1.2 billion for the first quarter of 2015 was relatively flat compared with the fourth quarter of 2014, with resident fees up $10.3 million.  Average monthly revenue per unit for the consolidated senior housing portfolio was $4,305 in the first quarter of 2015, an increase of $85, or 2.0%, over the fourth quarter of 2014.  Average occupancy for all consolidated communities for the first quarter of 2015 was 87.4%, compared to 88.3% for the fourth quarter of 2014.  Total revenue for the first quarter of 2015 increased $500.6 million, or 67.0%, from the first quarter of 2014, primarily due to the acquisition of Emeritus and new units added to existing communities, partially offset by the effect of the Company's contribution of entry fee CCRCs to a venture with HCP on August 29, 2014.
Facility operating expenses for the first quarter of 2015 were $702.2 million, an increase of $272.3 million, or 63.4%, from the first quarter of 2014, primarily due to the acquisition of Emeritus. Excluding management services in all periods, operating margin was 33.3% for the first quarter of 2015 versus 32.1% for the fourth quarter of 2014 and 33.9% for the first quarter of 2014. Net loss attributable to Brookdale common stockholders for the first quarter of 2015 was $(130.5) million, or $(0.71) per share, versus net loss attributable to Brookdale common stockholders of $(2.3) million, or $(0.02) per share, in the first quarter of 2014.
Non-GAAP Financial Measures
Brookdale's management utilizes Adjusted EBITDA and CFFO to evaluate the Company's performance and liquidity because these metrics exclude non-cash items such as depreciation and amortization, asset impairment charges, non-cash stock-based compensation expense, gain (loss) on facility lease termination and straight-line lease expense, net of deferred gain amortization. Adjusted EBITDA and CFFO included integration, transaction-related and EMR roll-out costs for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014 of $27.3 million, $46.0 million and $11.8 million, respectively. Brookdale also uses Facility Operating Income to assess the performance of its communities.
Facility Operating Income was $349.3 million in the first quarter of 2015, an increase of $15.3 million, or 4.6%, over the fourth quarter of 2014 and an increase of $136.0 million, or 63.8%, over the first quarter of 2014.  Adjusted EBITDA, excluding integration, transaction-related and EMR roll-out costs, was $230.7 million for the first quarter of 2015, an increase of $17.9 million, or 8.4%, over the fourth quarter of 2014 and an increase of $108.7 million, or 89.0%, over the first quarter of 2014.
CFFO was $88.1 million in the first quarter of 2015, or $0.48 per share.  Excluding integration, transaction-related and EMR roll-out costs, CFFO was $115.4 million for the first quarter of

2015, an increase of $18.1 million, or 18.6%, compared with the fourth quarter of 2014, and an increase of $36.2 million, or 45.6%, compared with the first quarter of 2014.
Liquidity and Transactions
Brookdale had $115.2 million of unrestricted cash and cash equivalents and $82.9 million of restricted cash and escrow deposits as of March 31, 2015.

During the three months ended March 31, 2015, the Company acquired the underlying real estate associated with 23 communities that were previously leased for an aggregate purchase price of $320 million. The Company financed the transactions with cash on hand, amounts drawn on the secured credit facility and $20.0 million of seller financing.

The Company, together with HCP, Inc., announced a definitive agreement to acquire from Chartwell Retirement Residences a portfolio of 35 private pay senior housing communities (the "Portfolio") representing 5,025 units for $849 million. The Portfolio will be acquired using a RIDEA joint venture structure with HCP and Brookdale owning 90% and 10%, respectively. Brookdale has operated these communities since its 2011 acquisition of Horizon Bay, and will continue to manage the communities post-closing under a long-term management agreement.
Outlook
For the full year 2015, the Company continues to expect CFFO per share in a range of $2.60 to $2.75 per share, excluding integration, transaction-related and EMR roll-out costs.  This guidance excludes the potential impact of any future acquisition or disposition activity.

Supplemental Information

The Company will shortly post on the Investor Relations section of the Company's website at www.brookdale.com supplemental information relating to the Company's first quarter 2015 results.  This information will also be furnished in a Form 8-K to be filed with the SEC.
Earnings Conference Call
Brookdale's management will conduct a conference call to review the financial results of its first quarter ended March 31, 2015 on Friday, May 8, 2015 at 9:00 AM ET.  The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Brookdale Senior Living First Quarter Earnings Call."
A webcast of the conference call will be available to the public on a listen-only basis at www.brookdale.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available through the website for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on May 21, 2015 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.) and referencing access code "29537208".  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdale.com).
About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States.  The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,150 communities in 47 states and the ability to serve approximately 111,000 residents.  Through its ancillary services program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services.  Brookdale's stock is traded on the New York Stock Exchange under the ticker symbol BKD.
Safe Harbor
Certain statements in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational initiatives and growth strategies and our expectations regarding their effect on our results; our expectations regarding the economy, the senior living industry, occupancy, revenue, cash flow, operating income, expenses, capital expenditures, Program Max opportunities, cost savings, the demand for senior housing, the home resale market, expansion, development and construction activity, acquisition opportunities, asset dispositions, our share repurchase program, taxes, capital deployment, returns on invested capital and CFFO; our expectations regarding returns to shareholders and our growth prospects; our expectations concerning the future performance of recently acquired communities and the effects of acquisitions on our financial results; our ability to secure financing or repay, replace or extend existing debt at or prior to maturity; our ability to remain in compliance with all of our debt and lease agreements (including the financial covenants contained therein); our expectations regarding liquidity and leverage; our expectations regarding financings and refinancings of assets (including the timing thereof) and their effect on our results; our expectations regarding changes in government reimbursement programs and their effect on our results; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy, home health, personalized living and hospice); our plans to expand, renovate, redevelop and reposition existing communities; our plans to acquire additional communities, asset portfolios, operating companies and home health agencies; the expected project costs for our expansion, redevelopment and repositioning program; our expected levels of expenditures and reimbursements (and the timing thereof); our expectations regarding our sales, marketing and branding initiatives and their impact on our results; our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; our expectations regarding the payment of dividends; our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income (as such terms are defined herein); and our expectations regarding the integration of Emeritus and the transactions with HCP.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the integration of Emeritus and the transactions with HCP, including in respect of unanticipated difficulties and/or expenditures relating to such transactions; the impact of such transactions on the Company's relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining, cost savings and synergies from such transactions; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  We cannot guarantee future results, levels of activity, performance or achievements, and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Resident fees	$1,052,232	$650,310
Management fees	15,097	7,402
Reimbursed costs incurred on behalf of managed communities	180,552	89,563
Total revenue	1,247,881	747,275

Expense
Facility operating expense (excluding depreciation and amortization of $208,823 and $62,695 respectively)	702,215	429,870
General and administrative expense (including non-cash stock-based compensation expense of $8,873 and $7,572 respectively)	84,204	44,665
Transaction costs	6,742	10,844
Facility lease expense	94,471	69,869
Depreciation and amortization	220,427	70,316
Loss on facility lease termination	76,143	-
Costs incurred on behalf of managed communities	180,552	89,563
Total operating expense	1,364,754	715,127
(Loss) income from operations	(116,873)	32,148

Interest income	427	321
Interest expense:
Debt	(42,348)	(23,844)
Capital and financing lease obligations	(53,203)	(6,154)
Amortization of deferred financing costs and debt premium (discount)	(381)	(4,018)
Change in fair value of derivatives	(550)	(847)
Debt modification and extinguishment costs	(44)	-
Equity in earnings of unconsolidated ventures	1,484	636
Other non-operating income	2,491	465
Loss before income taxes	(208,997)	(1,293)
Benefit (provision) for income taxes	78,288	(1,006)
Net loss	(130,709)	(2,299)
Net loss attributable to noncontrolling interest	258	-
Net loss attributable to Brookdale Senior Living Inc. common stockholders	$(130,451)	$(2,299)

Basic and diluted net loss per share attributable to Brookdale Senior Living Inc. common stockholders	$(0.71)	$(0.02)

Weighted average shares used in computing basic and diluted net loss per share	183,678	124,478

Condensed Consolidated Balance Sheets
(in thousands)
	March 31, 2015	December 31, 2014

Cash and cash equivalents	$115,182	$104,083
Cash and escrow deposits - restricted	38,377	38,862
Accounts receivable, net	162,853	149,730
Other current assets	237,112	322,114
Total current assets	553,524	614,789
Property, plant, and equipment and leasehold intangibles, net	8,434,413	8,389,505
Other assets, net	1,503,028	1,517,069
Total assets	$10,490,965	$10,521,363

Current liabilities	$828,251	$877,762
Long-term debt, less current portion	3,734,133	3,456,808
Capital and financing lease obligations, less current portion	2,515,363	2,536,883
Other liabilities	652,024	767,669
Total liabilities	7,729,771	7,639,122
Total Brookdale Senior Living Inc. stockholders' equity	2,760,935	2,881,724
Noncontrolling interest	259	517
Total equity	2,761,194	2,882,241
Total liabilities and equity	$10,490,965	$10,521,363

Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2015	2014
Cash Flows from Operating Activities
Net loss	$(130,709)	$(2,299)
Adjustments to reconcile net loss to net cash provided by operating activities:
Debt modification and extinguishment costs	44	-
Depreciation and amortization	220,808	74,334
Equity in earnings of unconsolidated ventures	(1,484)	(636)
Distributions from unconsolidated ventures from cumulative share of net earnings	500	245
Amortization of deferred gain	(1,093)	(1,093)
Amortization of entrance fees	(767)	(7,202)
Proceeds from deferred entrance fee revenue	2,455	9,035
Deferred income tax (benefit) provision	(79,237)	598
Change in deferred lease liability	2,801	(223)
Change in fair value of derivatives	550	847
Loss on sale of assets	-	76
Non-cash stock-based compensation	8,873	7,572
Non-cash interest expense on financing leases	5,700	-
Amortization of (above) below market rents, net	(1,959)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(13,140)	(2,499)
Prepaid expenses and other assets, net	24,504	(5,816)
Accounts payable and accrued expenses	(38,773)	(27,561)
Tenant refundable fees and security deposits	(510)	(615)
Deferred revenue	11,494	7,933
Net cash provided by operating activities	10,057	52,696
Cash Flows from Investing Activities
Decrease in lease security deposits and lease acquisition deposits, net	13,037	7
Decrease in cash and escrow deposits — restricted	12,289	6,627
Additions to property, plant, and equipment and leasehold intangibles, net	(79,129)	(59,717)
Acquisition of assets, net of related payables and cash received	(174,305)	(515)
Payments on notes receivable, net	740	76
Investment in unconsolidated ventures	(3,923)	-
Net cash used in investing activities	(231,291)	(53,522)
Cash Flows from Financing Activities
Proceeds from debt	85,365	20,516
Repayment of debt and capital and financing lease obligations	(47,555)	(22,401)
Proceeds from line of credit	445,000	70,000
Repayment of line of credit	(245,000)	(75,000)
Payment of financing costs, net of related payables	(1,481)	(2,905)
Refundable entrance fees:
Proceeds from refundable entrance fees	36	5,924
Refunds of entrance fees	(829)	(8,446)
Cash portion of loss on extinguishment of debt	(44)	-
Payment on lease termination	(3,875)	-
Other	716	328
Net cash provided by (used in) financing activities	232,333	(11,984)
Net increase (decrease) in cash and cash equivalents	11,099	(12,810)
Cash and cash equivalents at beginning of year	104,083	58,511
Cash and cash equivalents at end of year	$115,182	$45,701

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including  gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), net of amortization of (above) below market rents, amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, change in future service obligation, and Cash From Facility Operations from unconsolidated ventures and including entrance fee receipts and refunds (excluding (i) first generation entrance fee receipts from the sale of units at a recently opened entrance fee CCRC prior to stabilization and (ii) first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization).

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;
•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net loss for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014 (in thousands):

	Three Months Ended (1)
	March 31, 2015	December 31, 2014 (2)	March 31, 2014 (2)
Net loss	$(130,709)	$(106,796)	$(2,299)
(Benefit) provision for income taxes	(78,288)	(67,200)	1,006
Equity in (earnings) loss of unconsolidated ventures	(1,484)	742	(636)
Debt modification and extinguishment costs	44	2,621	-
Other non-operating income	(2,491)	(2,614)	(465)
Interest expense:
Debt	42,348	42,104	23,844
Capital and financing lease obligations	53,203	56,873	6,154
Amortization of deferred financing costs and debt discount (premium)	381	(430)	4,018
Change in fair value of derivatives	550	532	847
Interest income	(427)	(345)	(321)
(Loss) income from operations	(116,873)	(74,513)	32,148

Depreciation and amortization	220,427	216,632	70,316
Loss on facility lease termination	76,143	-	-
Asset impairment	-	9,992	-
Straight-line lease expense	2,801	(961)	(223)
Amortization of (above) below market lease, net	(1,959)	(2,067)	-
Amortization of deferred gain	(1,093)	(1,093)	(1,093)
Amortization of entrance fees	(767)	(714)	(7,202)
Non-cash stock-based compensation expense	8,873	5,129	7,572
Change in future service obligation	-	670	-
Entrance fee receipts(3)	2,491	2,587	14,959
Entrance fee disbursements	(829)	(538)	(8,446)
CFFO from unconsolidated ventures	14,213	11,662	2,241
Adjusted EBITDA	$203,427	$166,786	$110,272

(1)	The calculation of Adjusted EBITDA includes integration, transaction-related and EMR roll-out costs of $27.3 million, $46.0 million and $11.8 million for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively. Integration, transaction-related and EMR roll-out costs include third party expenses directly related to the integration of Emeritus and corporate capital structure assessment activities (including shareholder relations advisory matters) as well as internal costs such as labor reflecting time spent by Company personnel on integration and transaction-related activity. Transaction costs include third party costs directly related to the acquisition of Emeritus and other acquisition and community leasing activity and are primarily comprised of legal, finance, consulting, professional fees and other third party costs.
(2)	The definition of Adjusted EBITDA was changed in the first quarter of 2015 to include CFFO from unconsolidated ventures. Prior periods have been recast to conform to the new definition.
(3)	Includes the receipt of refundable and non-refundable entrance fees.

Cash From Facility Operations

CFFO is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define CFFO as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, first generation entrance fee receipts at a recently opened entrance fee CCRC prior to stabilization, entrance fee refunds disbursed adjusted for first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization, lease financing debt amortization with fair market value or no purchase options, gain (loss) on facility lease termination, recurring capital expenditures (net), distributions from unconsolidated ventures from cumulative share of net earnings, CFFO from unconsolidated ventures, and other.  Recurring capital expenditures include routine expenditures capitalized in accordance with GAAP that are funded from current operations.  Amounts excluded from recurring capital expenditures consist primarily of major projects, renovations, community repositionings, expansions, systems projects or other non-recurring or unusual capital items (including integration capital expenditures) or community purchases that are funded using lease or financing proceeds, available cash and/or proceeds from the sale of communities.

We believe CFFO is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.
•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our communities.

The table below reconciles CFFO from net cash provided by operating activities for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014 (in thousands):

	Three Months Ended(1)
	March 31, 2015	December 31, 2014	March 31, 2014

Net cash provided by operating activities	$10,057	$85,804	$52,696
Changes in operating assets and liabilities	16,425	(18,610)	28,558
Refundable entrance fees received	36	12	5,924
Entrance fee refunds disbursed	(829)	(538)	(8,446)
Recurring capital expenditures, net	(15,003)	(16,353)	(9,369)
Lease financing debt amortization with fair market value or no purchase options	(12,439)	(10,028)	(3,897)
Loss on facility lease termination	76,143	-	-
Distributions from unconsolidated ventures from cumulative share of net earnings	(500)	(630)	(245)
CFFO from unconsolidated ventures	14,213	11,662	2,241
Cash From Facility Operations	$88,103	$51,319	$67,462

(1)	The calculation of Cash From Facility Operations includes integration, transaction-related and EMR roll-out costs of $27.3 million, $46.0 million and $11.8 million for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively. Integration, transaction-related and EMR roll-out costs include third party expenses directly related to the integration of Emeritus and corporate capital structure assessment activities (including shareholder relations advisory matters) as well as internal costs such as labor reflecting time spent by Company personnel on integration and transaction-related activity. Transaction costs include third party costs directly related to the acquisition of Emeritus and other acquisition and community leasing activity and are primarily comprised of legal, finance, consulting, professional fees and other third party costs.

The calculation of CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Annual CFFO per share for all periods is calculated as the sum of the quarterly amounts for the year.

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock-based compensation expense, transaction-related costs, change in future service obligation, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014 (in thousands):

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014

Net loss	$(130,709)	$(106,796)	$(2,299)
(Benefit) provision for income taxes	(78,288)	(67,200)	1,006
Equity in (earnings) loss of unconsolidated ventures	(1,484)	742	(636)
Debt modification and extinguishment costs	44	2,621	-
Other non-operating income	(2,491)	(2,614)	(465)
Interest expense:
Debt	42,348	42,104	23,844
Capital and financing lease obligations	53,203	56,873	6,154
Amortization of deferred financing costs and debt discount (premium)	381	(430)	4,018
Change in fair value of derivatives	550	532	847
Interest income	(427)	(345)	(321)
(Loss) income from operations	(116,873)	(74,513)	32,148
Depreciation and amortization	220,427	216,632	70,316
Asset impairment	-	9,992	-
Facility lease expense	94,471	92,469	69,869
General and administrative (including non-cash stock-based compensation expense)	84,204	98,574	44,665
Transaction costs	6,742	7,725	10,844
Change in future service obligation	-	670	-
Loss on facility lease termination	76,143	-	-
Amortization of entrance fees	(767)	(714)	(7,202)
Management fees	(15,097)	(16,920)	(7,402)
Facility Operating Income	$349,250	$333,915	$213,238